Exhibit 10.68
ASSIGNMENT AGREEMENT (THE “AGREEMENT”) ENTERED INTO BY AND BETWEEN RIO VISTA OPERATING PARTNERSHIP, L.P. (HEREINAFTER REFERRED TO AS THE “ASSIGNOR”), AND TRANSMONTAIGNE PARTNERS L.P. AND. TRANSMONTAIGNE PRODUCT SERVICES, INC. (HEREINAFTER REFERRED TO AS THE “ASSIGNEES”) PURSUANT TO THE FOLLOWING RECITALS, STATEMENTS AND CLAUSES:
R E C I T A L S
A.
TLP and RVOP are parties to a Letter of Intent (the “LOI”) dated September 12. 2007 pursuant to which TLP is paying RVOP a refundable deposit in the amount of Six Million Five Hundred Thousand Dollars ($6,500,000.00) (the “Deposit”) in connection with the proposed purchase of certain of RVOP’s assets.

B.
TPSI and RVOP are parties to that certain Restated and Amended Promissory Note (the “Promissory Note”) in the principal sum of One Million Dollars ($1,000,000.00), dated September 12, 2007, pursuant to which RVOP has agreed to pay to TPSI the principal sum together with interest (the “Loan”) pursuant to the terms and conditions set forth in the Promissory Note.

C.
The obligations of RVOP under the LOI to refund the Deposit and under the Promissory Note to repay the Loan (collectively, the “Secured Obligations”) are secured by a security interest in specified collateral as set forth in that certain Restated and Amended Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), dated September 12, 2007, entered into by and among RVOP and the Pledgees.

D.
Pursuant to the obligations assumed by RVOP under the RVOP Agreements, and as security for the timely payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, (i) Pledgor shall execute and deliver this Agreement in order to assign, upon an event of default under the RVOP Agreements, certain rights and actions that Pledgor is entitled in connection to the equity interests issued by Tergas, S. de R.L. de C.V. (“Tergas”), and (ii) RVOP will cause certain other agreements (the “Other Mexican Security Documents”) to be executed and delivered granting a perfected first priority pledges and security interests to Pledgees in and to one hundred percent of the corporate capital of Penn Octane de Mexico, S. de R.L. de C.V. and in Penn Octane de Mexico, S. de R.L. de C.V.

E.
The LOI, the Promissory Note, the Security Agreement and the Other Mexican Security Documents are referred to herein as the “RVOP Agreements”). Capitalized terms used herein and not defined herein shall have the meaning assigned to such terms in the Security Agreement.

S T A T E M E N T S
I.	The Assignor, through its trust delegates, hereby declares that:
a)	It is a Delaware partnership organized under the laws of Delaware.
b)
It has all the necessary and sufficient authority to enter into this Agreement and to perform its obligations hereunder and has been authorized to enter into this Agreement through all required internal resolutions.

c)	It has executed certain option purchase agreements to purchase all the equity interests that represent all the capital of Tergas (“Option Agreements”).
d)	The partners of Tergas have granted irrevocable powers of attorney to the Assignor to freely vote the equity interests that represent all the capital of Tergas (“Stock Powers”).
e)	The Option Agreements and the Stock Powers allow the Assignor to assign or delegate its rights and actions under the Option Agreements and the Stock Powers (“Tergas Rights”).
f)	Its representative is duly authorized to enter into this Agreement on behalf of the Trustee, which authority has not been limited, revoked or modified in any way.
g)
The entering into this Agreement and the performance of its obligations hereunder do not contravene or result in a breach of (i) its trust purpose or (ii) any applicable law or any agreement to which it is a party.

h)	This Agreement constitutes a legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms.
II.	Each Assignee, through its legal representatives, hereby declares that:
a)	It is a company or limited partnership duly organized, validly existing and in good standing under the laws of the United States of America.
b)	Its legal representative has the authority to obligate the Assignees in terms of this Agreement, and such authority has not been limited or revoked in any way.
c)
It has the power and authority to enter into this Agreement, it has obtained the requisite corporate, other third party and governmental authorizations and approvals, and has made all filings necessary to, enter into this Agreement, to perform its obligations hereunder.

d)
The entering into this Agreement and the performance of its obligations hereunder do not contravene or result in any breach of (i) its by-laws and articles or incorporation, (ii) any applicable law, rule, decree or authorization (including any license or concession) applicable to Assignees, or (iii) any agreement of any nature whatsoever to which Assignees may be a party.

e)	This Agreement constitutes a legal, valid and binding obligation of Assignees, enforceable against Assignees in accordance with its terms.
Based on the above, the Parties hereby state that they consent that this Agreement is governed by the aforementioned Recitals and Statements and by the following:

C L A U S E S
FIRST. Assignment. Assignor, upon the occurrence of a default under any of the RVOP Agreements (an “Event of Default”), by means of this Agreement irrevocably assigns and transfers to the Assignees the Tergas Rights until the Secured Obligations under the RVOP Agreements have been paid in satisfaction of the Assignees. The Assignor and the Assignees agree (i) that the Tergas Rights shall not be modified without the prior written consent of Assignees; and (ii) upon Assignees’ request and during the term of this Agreement, the Assignor shall carry out any necessary act to guarantee that the Tergas Rights would not be modified or affected.
Assignor hereby agrees to grant an irrevocable power of attorney in favor of Assignees as the exclusive authorized party to exercise the Stock Powers upon an Event of Default. In addition, Assignor agrees that, upon an Event of the Default, all of its rights under such Stock Powers shall be waived in favor of Assignees.
The assignment of the Tergas Rights shall not constitute payment, release or novation of the obligations of RVOP under RVOP Agreements, unless such obligations are effectively being paid with the proceeds of the sale of the Tergas Rights to a third party. The Assignees shall not assume any obligations of the Assignor related to the Tergas Rights. Such obligations shall remain with the Assignor, who shall comply with such in its totality. The Assignor does not have or retain any rights to challenge the assignment of the Tergas Rights.
SECOND. Obligations. The Assignor, in addition to comply with any other obligations under this Agreement or applicable law, shall:
(a) Give notices to the applicable parties and comply with the applicable requirements and formalities in order to make effective such assignment of Tergas Rights, including notification through Notary Public to Messrs. José Vicente Soriano García and Dennis Michael Sánchez, partners of Tergas, of the assignment referred to herein.
(b) Carry out all the necessary or convenient acts to maintain the Tergas Rights and the rights of the Assignees under this Agreement.
(c) Unless otherwise provided in this Agreement, not sell, pledge, assign, transfer, sell, lien or in any other way convey the Tergas Rights, or accept a lien on the Tergas Rights by any person other than the Assignees.

THIRTH. Further Assurances. Parties hereto hereby agree to execute and deliver such further documents and to take such further actions as may reasonably be required to effect the transactions contemplated hereby.
FOURTH. Notifications. All notices, claims, instructions, or other communications to be given under this Agreement shall be given in writing and will be deemed duly given when (a) personally delivered, or (b) sent by courier to the address mentioned below or such other address notified in writing from time to time to the other Parties, same which will be effective two days after receipt.
To Assignor:
Rio Vista Operating Partnership, L.P.
902 Chemical Road,
Brownsville, Texas 78251
Attention: President
To Assignees:
c/o TransMontaigne Product Services, Inc.
1670 Broadway, Suite 3100
Denver, Colorado
Attention: President
FIFTH. Successors, Assignees and Beneficiaries. The Agreement herein shall be obligatory and shall benefit the Assignor, the Assignees and their respective successors, assignees and beneficiaries, in the understanding that Assignor shall not be able to assign, total or partially, its rights or obligations deriving from this Agreement, without previous written consent from the Assignees.
SIXTH. Amendments to the Agreement. The Parties hereby agree that none of the terms or conditions established in this Agreement may be amended, unless such amendments are evidenced in writing and signed by each Party and formalized as required by applicable law to be valid and binding.
SEVENTH. Applicable Law and Jurisdiction. This Agreement will be governed by the laws of Mexico. For the interpretation, execution and fulfillment of this Agreement, the Parties irrevocably and expressly submit to the laws and courts of Mexico, City, Mexico, expressly waiving any other jurisdiction that may correspond to them because of their actual or future domiciles or for any other cause.
EIGHTH. Headings. Every title of the clauses, sections, subsections and any other division of this Agreement, are used only to enable references, for which they shall not affect the contents of the clauses, sections, subsections and other divisions of this Agreement, in the understanding that its contents shall be ruled by the agreements of the Parties established in this Agreement.

NINTH. Taxes. Each party hereto will pay the taxes, if any, deriving from the execution of this Agreement, as provided by applicable law.
TENTH. Total Agreement. This Agreement contains the total agreement between the Assignor and the Assignees and substitutes any and all previous agreements or understandings between such Parties referred to this Agreement. There are no verbal agreements between the Parties. In case there is any conflict or inconsistency between the previous written communication between the Assignor and the Assignees and this Agreement, the terms used in this Agreement shall prevail for all legal effects.
ELEVENTH. No Waiver. Except as expressly modified or amended herein, each of the Tergas Rights shall continue to be, and shall remain in full force and effect. This Agreement shall not be deemed to be a waiver of, or consent to, or a modification or amendment of, any other term and condition contained in the Tergas Rights or to prejudice any other right or rights which the parties may now have or may have in the future under or in connection with such documents or any instruments or agreements referred to therein, as amended from time to time.

IN WITNESS WHEREOF, the Parties execute this Agreement effective as of the 12th day of September 2007.
ASSIGNOR:
Rio Vista Operating Partnership, L.P.
By Rio Vista Operating GP LLC,
its General Partner

Name: Ian T. Bothwell
Title: Vice President, Chief Financial Officer

ASSIGNEES:
TransMontaigne Partners L.P.
By TransMontaigne Operating GP L.L.C.,
its General Partner

Name: William S. Dickey
Title: Executive Vice President & Chief Operating Officer

TransMontaigne Product Services, Inc.

Name: William S. Dickey
Title: President and Chief Operating Officer